Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:

Clubhouse Media Group, Inc.

	Entity or Nevada Business Identification Number (NVID):	NV20061802971

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1, 2 3, 5 and 6)

☐   Certificate to Accompany Restated Articles or Amended and Restated Articles

☐  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐  Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐   Certificate of Amendment to Articles of Incorporation  (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)   ☐    incorporators   ☐    board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation*

	have voted in favor of the amendment is:	62.59%

☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
	☐ The entity name has been amended.	☐ Dissolution
	☐ The purpose of the entity has been amended.	☐ Merger
	☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and	Date:		Time:
Time: (Optional)		(must not be later than 90 days after the certificate is filed)

5. Information Being	Changes to takes the following effect:
Changed: (Domestic	☐ The entity name has been amended.
corporations only)	☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☒ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
☐ Other.
The articles have been amended as follows: (provide article numbers, if available)

(attach additional page(s) if necessary)
6. Signature:	X	/s/ Amir Ben-Yohanan	Chief Executive Officer
(Required)		Signature of Officer or Authorized Signer	Title

	X	/s/ Scott Hoey	Chief Financial Officer
		Signature of Officer or Authorized Signer	Title

 *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)
As in the attached.

This form must be accompanied by appropriate fees.	Page 2 of 2

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

Clubhouse Media Group, Inc.

Clubhouse Media Group, Inc., a Nevada corporation (the “Corporation”), hereby amends its Articles of Incorporation, as amended (the “Articles”) in these Articles of Amendment (the “Articles of Amendment”) as follows:

A.	Amendment. Upon the Effective Time (as defined below) of these Articles of Amendment, “Section 3, Shares” and the first paragraph of Section B of the Optional Provisions to Articles of Incorporation are hereby amended and restated to provide as follows:

The Corporation shall be authorized to issue 8,050,000,000 shares of capital stock. The authorized capital stock of the Corporation shall be divided into 8,000,000,000 shares of common stock, par value $0.000001 per share (the “Common Stock”) and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Subject to the laws of the state of Nevada, the directors of the Corporation have the authority to issue the Preferred Stock in one or more series and to designate the rights, preferences, and limitations of each series.

B.	Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation’s Board of Directors on June 23, 2022 and duly approved by the Corporation’s shareholders on June 23, 2022 as required by law and the Corporation’s Articles. The number of votes cast for the Articles of Amendment by the shareholders was sufficient for approval.

C.	Effective Time. The foregoing amendments will become effective upon filing with the Secretary of State of the State of Nevada (the “Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of June 23, 2022.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer